Exhibit 4.01

SECOND AMENDMENT TO NINTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
This Second Amendment to Ninth Amended and Restated Registration Rights Agreement (this “Amendment”) is entered into as of December 8, 2011 among Green Dot Corporation, a Delaware corporation (the “Company”), and the stockholders of the Company who are party hereto. Unless otherwise specifically defined herein, all capitalized terms used in this Amendment shall have the meaning ascribed thereto in the Registration Rights Agreement (as defined below).
WHEREAS, the Company and the Holders have previously entered into that certain Ninth Amended and Restated Registration Rights Agreement dated as of May 27, 2010, as amended by the First Amendment thereto dated as of July 16, 2010 among the Company and the stockholders of the Company who are party thereto (as amended, the “Registration Rights Agreement”);
WHEREAS, the Company and certain Holders have entered into a Share Exchange Agreement (“Share Exchange Agreement”) dated as of December 8, 2011 among the Company and the Holders who are party thereto, pursuant to which such Holders have agreed to exchange (the “Initial Exchange”) certain shares of Class B Common Stock for shares of a newly created series of preferred stock of the Company, the Series A Convertible Junior Participating Non-Cumulative Perpetual Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), on the terms and subject to the conditions set forth in the Share Exchange Agreement;
WHEREAS, the terms of the Series A Preferred Stock provide for the conversion of shares thereof into shares of Class A Common Stock upon the terms and subject to the conditions set forth in the certificate of designations relating to the Series A Preferred Stock filed with the Delaware Secretary of State on the date hereof;
WHEREAS, in connection with the Initial Exchange, the undersigned parties to the Registration Rights Agreement desire to make certain amendments to the definitions under the Registration Rights Agreement;
WHEREAS, Section 5 of the Registration Rights Agreement provides that the Registration Rights Agreement may be amended with the written consent of the Company and the Holders of not less than 67% of the Registrable Shares then outstanding, and further provides that any such amendment shall be binding upon all the parties to the Registration Rights Agreement, regardless of whether such parties consented to such amendment; and
WHEREAS, as provided below, the effectiveness of this Amendment is conditioned upon the Closing (as defined in the Share Exchange Agreement) of the Initial Exchange (the time this Amendment becomes effective, the “Effective Time”);
NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. Amendments. Effective as of the Effective Time:
(a) Article 1 of the Registration Rights Agreement is hereby amended by inserting the following new Section 1.5 and re-numbering the subsequent Sections of Article 1 accordingly:
“1.5 The term “New Preferred Stock” means shares of the Company's Series A Convertible Junior Participating Non-Cumulative Perpetual Preferred Stock, par value $0.001 per share.”
(b) Section 1.7 of the Registration Rights Agreement is hereby amended and restated as follows:
“1.8 The term “Registrable Shares” means and includes (i) any shares of Class A Common Stock issued pursuant to the Issuance Agreement which constitute “Vested Shares” (as defined in the Issuance Agreement), (ii) the shares of Class A Common Stock issuable or issued upon conversion of the Class B Common Stock issued or issuable upon conversion of the Preferred Stock; (iii) the shares of Class A Common Stock issued or issuable upon conversion of the New Preferred Stock; (iv) the shares of Class A Common Stock issued or issuable upon conversion of the Class B Common Stock issued or issuable upon exercise of those certain warrants that were issued to the purchasers of the Company's Series B Preferred Stock; (v) the shares of Class A Common Stock issued or issuable upon conversion of the Class B Common Stock issued or issuable upon exercise of that certain warrant issued to PayPal, Inc. on March 3, 2009 (the “PayPal Warrant”); and (vi) any other shares of Class A Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i), (ii), (iii), (iv) and (v) above, and in each case held by a party to this Agreement and such party's permitted assignee, excluding in all cases, however, any Registrable Shares sold by a person in a transaction in which his or her rights under Section 2 are not assigned.”
2. Effectiveness of Amendment. Conditioned upon the occurrence of the Effective Time and the execution of this Amendment by the Company and the Holders of not less than 67% of the Registrable Shares then outstanding, the Registration Rights Agreement shall be amended as set forth in this Amendment. If the Exchange Agreement is terminated without the Effective Time occurring, this Amendment shall thereupon become null and void and of no further effect.

3. Full Force and Effect. The parties agree that all terms of the Registration Rights Agreement not otherwise amended hereunder shall remain in full force and effect.
4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
5. Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California; provided, however, that if any California law or laws require or permit the application of the laws of any other jurisdiction to this Amendment, such California law or laws shall be disregarded with the effect that the remaining laws of the State of California shall nonetheless apply.

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to the Ninth Amended and Restated Registration Rights Agreement as of the date first above written.

THE COMPANY

GREEN DOT CORPORATION

By:	/s/ Steven W. Streit
	Name:	Steven W. Streit
	Title:	Chief Executive Officer

HOLDERS

SEQUOIA CAPITAL FRANCHISE FUND, L.P.

By: SCFF Management LLC, its General Partner

By:	/s/ Michael Mortiz
	Name:	Michael Mortiz
	Title:	General Partner

SEQUOIA CAPITAL USGF PRINCIPALS FUND IV L.P.

By: SCGF IV Management, L.P., its General Partner By: SCGF Genpar, Ltd., its General Partner

By:	/s/ Michael Mortiz
	Name:	Michael Mortiz
	Title:	General Partner

[Signature Page to the Second Amendment to
the Ninth Amended and Restated Registration Rights Agreement]

SEQUOIA CAPITAL FRANCHISE PARTNERS, L.P.

By: SCFF Management LLC, its General Partner

By:	/s/ Michael Mortiz
	Name:	Michael Mortiz
	Title:	General Partner

SEQUOIA CAPITAL U.S. GROWTH FUND IV, L.P.

By: SCGF IV Management, L.P., its General Partner By: SCGF Genpar, Ltd., its General Partner

By:	/s/ Michael Mortiz
	Name:	Michael Mortiz
	Title:	General Partner

[Signature Page to the Second Amendment to
the Ninth Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to the Ninth Amended and Restated Registration Rights Agreement as of the date first above written.

HOLDER

PAYPAL, INC.

By:	/s/ Gary Marino
	Name:	Gary Marino
	Title:	SVP Global Financial Services

[Signature Page to the Second Amendment to
the Ninth Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to the Ninth Amended and Restated Registration Rights Agreement as of the date first above written.

HOLDER

TCV VII, L.P.
a Cayman Islands exempted limited partnership, acting by its general partner

Technology Crossover Management VII, L.P.
a Cayman Islands exempted limited partnership, acting by its general partner

Technology Crossover Management VII, Ltd.
a Cayman Islands exempted company

By:	/s/ Frederic Fenton
	Name:	Frederic Fenton
	Title:	Authorized Signatory

TCV VII (A), L.P.
a Cayman Islands exempted limited partnership, acting by its general partner

Technology Crossover Management VII, L.P.
a Cayman Islands exempted limited partnership, acting by its general partner

Technology Crossover Management VII, Ltd.
a Cayman Islands exempted company

By:	/s/ Frederic Fenton
	Name:	Frederic Fenton
	Title:	Authorized Signatory

[Signature Page to the Second Amendment to
the Ninth Amended and Restated Registration Rights Agreement]

TCV Member Fund, L.P.
a Cayman Islands exempted limited partnership, acting by its general partner

Technology Crossover Management VII, Ltd.
a Cayman Islands exempted company

By:	/s/ Frederic Fenton
	Name:	Frederic Fenton
	Title:	Authorized Signatory

[Signature Page to the Second Amendment to
the Ninth Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to the Ninth Amended and Restated Registration Rights Agreement as of the date first above written.

HOLDER

YKA PARTNERS LTD.

By:	/s/ Kenneth Aldrich
	Name:	Kenneth Aldrich
	Title:	Manager

[Signature Page to the Second Amendment to
the Ninth Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to the Ninth Amended and Restated Registration Rights Agreement as of the date first above written.

HOLDER

DAVID WILLIAM HANNA TRUST DATED OCTOBER 30, 1989

By:	/s/ David W. Hanna
	Name:	David W. Hanna
	Title:	Trustee

[Signature Page to the Second Amendment to
the Ninth Amended and Restated Registration Rights Agreement]